August  14, 2013

PRESS RELEASE

Century Casinos, Inc. Announces Second Quarter 2013 Results

Colorado Springs, Colorado – August  14, 2013 – Century Casinos, Inc. (NASDAQ Capital Market® and Vienna Stock Exchange: CNTY) today announced its financial results for the three and six months ended June 30, 2013.

Second Quarter 2013 Highlights*

•	Net operating revenue was $28.3 million, a 59% increase compared to the three months ended June 30, 2012.
•	Adjusted EBITDA** was $3.9 million, a 34% increase from the three months ended June 30, 2012.
•	Net earnings were $3.7 million, a 219% increase from the three months ended June 30, 2012.
•	Earnings per share were $0.15, a 200% increase from the three months ended June 30, 2012.

The period over period increases relate primarily to the inclusion of operating results from Casinos Poland, Ltd. (CPL) in the second quarter of 2013. In April 2013, the Company completed the purchase of an additional 33.3% ownership interest in CPL. The Company now owns a 66.6% ownership interest in CPL and consolidates CPL financial information as a majority-owned subsidiary for which the Company has a controlling financial interest. Prior to the acquisition of this additional interest in CPL, the Company owned 33.3% of CPL and accounted for the CPL ownership interest as an equity investment.

The period over period increases relate primarily to the inclusion of operating results from Casinos Poland, Ltd. (CPL) in the second quarter of 2013. In April 2013, the Company completed the purchase of an additional 33.3% ownership interest in CPL. The Company now owns a 66.6% ownership interest in CPL and consolidates CPL financial information as a majority-owned subsidiary for which the Company has a controlling financial interest. Prior to the acquisition of this additional interest in CPL, the Company owned 33.3% of CPL and accounted for the CPL ownership interest as an equity investment.

	For the Three Months			For the Six Months
Amounts in thousands, except per share data	Ended June 30,			Ended June 30,
Consolidated Results:	2013	2012	% Change	2013	2012	% Change
Net operating revenue	$ 28,348	$ 17,791	59%	$ 46,337	$ 35,360	31%
Earnings from operations	2,083	1,695	23%	4,129	3,267	26%
Net earnings	3,657	1,148	219%	5,319	2,281	133%

Adjusted EBITDA**	$ 3,863	$ 2,886	34%	$ 7,101	$ 5,645	26%

Earnings per share:
Basic	$ 0.15	$ 0.05	200%	$ 0.22	$ 0.10	120%
Diluted	$ 0.15	$ 0.05	200%	$ 0.22	$ 0.09	144%
Weighted average common shares:
Basic	24,128	23,890		24,128	23,884
Diluted	24,209	24,060		24,183	24,055

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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“We posted excellent results in the second quarter.  The Casinos Poland acquisition is complete and has been immediately accretive to net operating revenue”, said Erwin Haitzmann and Peter Hoetzinger, Co Chief Executive Officers of Century Casinos. “Even when excluding the one-time gain associated with the Casinos Poland acquisition, net earnings increased by 38% and earnings per share increased from 5 cents to 7 cents for the quarter. With a solid balance sheet, a book value per share of $4.98 and borrowing capacity under the credit agreement with the Bank of Montreal we are well positioned for further growth”, they continued.

Three Months and Six Ended June 30, 2013 Results*

Net operating revenue increased by $10.5 million, or 59%,  and increased by $10.9 million, or 31.0%, for the three and six months ended June  30, 2013 compared to the three and six months ended June  30, 2012.  Following is a summary of the change in net operating revenue by property or category for the three and six months ended June  30, 2013 compared to the three and six months ended June 30, 2012:

	Net Operating Revenue
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2013/2012		2013/2012
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$ 0.2	3%	$ 0.7	6%
Century Casino, Calgary	(0.3)	(12%)	(0.6)	(11%)
Century Casino & Hotel, Central City	(0.2)	(4%)	(0.2)	(3%)
Century Casino & Hotel, Cripple Creek	0.0	1%	0.0	(1%)
Casinos Poland	10.9	100%	10.9	100%
Cruise Ships & Other	(0.1)	(5%)	0.1	4%
Total	$ 10.5	59%	$ 10.9	31%

Earnings from operations increased by $0.4 million, or 23%, and increased by $0.9 million, or 26.4%, for the three and six months ended June  30, 2013 compared to the three and six months ended June  30, 2012.  Following is a summary of the change in earnings from operations by property or category for the three and six months ended June  30, 2013 compared to the three and six months ended June 30, 2012:

	Earnings from Operations
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2013/2012		2013/2012
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$ 0.3	16%	$ 0.7	22%
Century Casino, Calgary	0.2	92%	0.2	178%
Century Casino & Hotel, Central City	(0.1)	(23%)	(0.2)	(15%)
Century Casino & Hotel, Cripple Creek	0.1	26%	0.3	43%
Casinos Poland	0.6	100%	0.6	100%
Cruise Ships & Other	0.0	26%	0.1	40%
Corporate Other	(0.6)	(56%)	(0.9)	(40%)
Total	$ 0.4	23%	$ 0.9	26%

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Net earnings increased by $2.5 million, or 219%, and increased by $3.0 million, or 133.2%, for the three and six months ended June  30, 2013 compared to the three and six months ended June  30, 2012.  Following is a summary of the change in net earnings by property or category for the three and six months ended June 30, 2013 compared to the three and six months ended June  30, 2012:

	Net Earnings
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2013/2012		2013/2012
Amounts in millions	Change	% Change	Change	% Change
Century Casino & Hotel, Edmonton	$ 0.3	32%	$ 0.9	40%
Century Casino, Calgary	0.1	150%	$ 0.3	304%
Century Casino & Hotel, Central City	(0.1)	(23%)	(0.1)	(15%)
Century Casino & Hotel, Cripple Creek	0.1	25%	0.2	43%
Casinos Poland	0.3	100%	0.3	100%
Cruise Ships & Other	0.0	19%	0.1	40%
Corporate Other	1.7	272%	1.4	113%
Total	$ 2.5	219%	$ 3.0	133%

Items deducted from or added to earnings from operations to arrive at net earnings include gain on business combination related to the acquisition of the additional ownership interest in CPL,  interest income, interest expense, gains on foreign currency transactions, income tax expense and non-controlling interest.

For the three months ended June 30, 2013, the Company recognized a gain of $2.1 million as a result of measuring at fair value its initial 33.3% ownership interest in CPL held prior to the acquisition date.  As a result, the Corporate Other category reported net earnings of $1.7 million for the period.

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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Property and Category Results

(in thousands)

The following are property and category results for net operating revenue and Adjusted EBITDA.

	Net Operating Revenue		Adjusted EBITDA**		Net Operating Revenue		Adjusted EBITDA**
	For the Three Months		For the Three Months		For the Six Months		For the Six Months
	Ended June 30,		Ended June 30,		Ended June 30,		Ended June 30,
	2013	2012	2013	2012	2013	2012	2013	2012
Century Casino & Hotel, Edmonton	$ 6,208	$ 6,006	$ 2,253	$ 1,969	$ 12,661	$ 11,948	$ 4,624	$ 3,860
Century Casino, Calgary	2,110	2,398	216	30	4,466	4,999	564	283
Century Casino & Hotel, Central City	4,410	4,581	826	986	8,856	9,090	1,723	1,958
Century Casino & Hotel, Cripple Creek	3,168	3,150	843	736	6,060	6,029	1,559	1,261
Casinos Poland	10,870	0	1,141	0	10,870	0	1,141	0
Cruise Ships & Other	1,582	1,656	233	220	3,424	3,294	551	457
Corporate	0	0	(1,649)	(1,055)	0	0	(3,060)	(2,174)
Consolidated	$ 28,348	$ 17,791	$ 3,863	$ 2,886	$ 46,337	$ 35,360	$ 7,102	$ 5,645

Balance Sheet and Liquidity

As of June 30, 2013, the Company had $28.2 million in cash and cash equivalents and $16.4 million in debt obligations on its balance sheet compared to $24.7 million in cash and cash equivalents and $3.6 million in debt obligations at December 31, 2012.  On February 21, 2013, the Company borrowed an additional $7.3 million from its Bank of Montreal credit agreement to pay for the additional 33.3% investment in CPL, which closed on April 8, 2013. The credit agreement has a term of five years and is guaranteed by the Company. Once repaid, these amounts cannot be reborrowed. As of June 30, 2013, the Company had approximately $14.9 million available for borrowing under the credit agreement. In addition, because of the CPL acquisition, the Company added $6.4 million in debt obligations as of June 30, 2013.

Conference Call Information

Today the Company will post a copy of the Form 10-Q filed with the SEC for the quarter ended June 30, 2013 on its website at http://corporate.cnty.com/investor-relations/sec-filings.

Century Casinos will host its second quarter 2013 earnings conference call today at 10:00 am MDT; 6:00 pm CET, respectively. U.S. domestic participants should dial 1-800-210-9006. For all other international participants, please use 719-457-0349 to dial-in.  Participants may also listen to the call live or obtain a recording of the call on the Company’s website until August 30, 2013 at http://corporate.cnty.com/investor-relations/sec-filings.

(continued)

*Amounts presented are rounded.  As such, rounding differences could occur in period over period changes and percentages reported.

**Adjusted EBITDA is a Non-GAAP financial measure.  See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Amounts in thousands, except for per share information	2013	2012	2013	2012
Operating revenue:
Gaming	$ 26,149	$ 15,709	$ 41,844	$ 30,968
Hotel, bowling, food and beverage	3,162	3,135	6,413	6,456
Other	932	1,103	1,879	2,046
Gross revenue	30,243	19,947	50,136	39,470
Less: Promotional allowances	(1,895)	(2,156)	(3,799)	(4,110)
Net operating revenue	28,348	17,791	46,337	35,360
Operating costs and expenses:
Gaming	13,510	7,459	20,443	14,692
Hotel, bowling, food and beverage	2,646	2,420	5,095	4,857
General and administrative	8,282	5,320	13,556	10,624
Depreciation and amortization	1,795	1,180	2,986	2,358
Total operating costs and expenses	26,233	16,379	42,080	32,531
Earnings (losses) from equity investment	(32)	283	(128)	438
Earnings from operations	2,083	1,695	4,129	3,267
Non-operating income (expense):
Gain on business combination	2,074	0	2,074	0
Interest income	5	23	11	29
Interest expense	(264)	(395)	(344)	(543)
Gains on foreign currency transactions and other	161	22	168	17
Non-operating income (expense), net	1,976	(350)	1,909	(497)
Earnings before income taxes and non-controlling interest	4,059	1,345	6,038	2,770
Income tax provision	236	197	553	489
Net Earnings	3,823	1,148	5,485	2,281
Less: Net earnings attributable to non-controlling interest	166	0	166	0
Net earnings attributable to Century Casinos, Inc. shareholders	$ 3,657	$ 1,148	$ 5,319	$ 2,281

Earnings per share attributable to Century Casinos, Inc. – basic and diluted:
Basic	$ 0.15	$ 0.05	$ 0.22	$ 0.10
Diluted	$ 0.15	$ 0.05	$ 0.22	$ 0.09

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CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)
	June 30,	December 31,
	2013	2012
Assets
Current assets	$ 31,084	$ 26,535
Property and equipment, net	112,756	99,526
Other assets	21,552	11,275
Total assets	$ 165,392	$ 137,336

Liabilities and Shareholders’ Equity
Current liabilities	$ 25,804	$ 13,071
Non-current liabilities	14,181	6,109
Shareholders’ equity	125,407	118,156
Total liabilities and shareholders’ equity	$ 165,392	$ 137,336

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Adjusted EBITDA Margins ** by Property or Category (Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
Century Casino & Hotel, Edmonton	36%	33%	37%	32%
Century Casino, Calgary	10%	1%	13%	6%
Century Casino & Hotel, Central City	19%	22%	19%	22%
Century Casino & Hotel, Cripple Creek	27%	23%	26%	21%
Casinos Poland	10%	0%	10%	0%
Cruise Ships & Other	15%	13%	16%	14%
Consolidated Adjusted EBITDA Margin	14%	16%	15%	16%

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the three months ended June 30, 2013

Amounts in thousands

	Three Months Ended June 30, 2013
	Edmonton	Calgary	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$ 1,421	$ 46	$ 305	$ 376	$ 333	$ 108	$ 1,068	$ 3,657
Interest income	0	0	0	0	(1)	0	(4)	(5)
Interest expense	121	0	0	0	138	4	1	264
Income taxes (benefit)	452	(59)	188	231	(12)	20	(584)	236
Depreciation	257	230	333	236	607	101	31	1,795
Non-controlling interest	0	0	0	0	166	0	0	166
Non-cash stock based compensation	0	0	0	0	0	0	1	1
Foreign currency losses (gains)	2	(1)	0	0	(74)	0	(88)	(161)
(Gain) loss on disposition of fixed assets	0	0	0	0	(16)	0	0	(16)
Gain on business combination	0	0	0	0	0	0	(2,074)	(2,074)
Adjusted EBITDA*	$ 2,253	$ 216	$ 826	$ 843	$ 1,141	$ 233	$ (1,649)	$ 3,863

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Century Casinos, Inc.

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category (Unaudited)

For the three months ended June 30, 2012

Amounts in thousands

	Three Months Ended June 30, 2012
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$ 1,075	$ (92)	$ 396	$ 300	$ 93	$ (624)	$ 1,148
Interest income	(5)	0	0	0	0	(18)	(23)
Interest expense	394	0	0	0	0	1	395
Income taxes (benefit)	280	(75)	243	183	10	(444)	197
Depreciation	244	209	347	253	98	29	1,180
Non-cash stock based compensation	0	0	0	0	0	(5)	(5)
Foreign currency losses (gains)	(19)	(12)	0	0	3	6	(22)
(Gain) loss on disposition of fixed assets	0	0	0	0	16	0	16
Adjusted EBITDA*	$ 1,969	$ 30	$ 986	$ 736	$ 220	$ (1,055)	$ 2,886

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the six months ended June 30, 2013

Amounts in thousands

	Six Months Ended June 30, 2013
	Edmonton	Calgary	Central City	Cripple Creek	Casinos Poland	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$ 3,019	$ 171	$ 660	$ 672	$ 333	$ 307	$ 157	$ 5,319
Interest income	0	0	0	0	(1)	0	(10)	(11)
Interest expense	211	0	0	0	138	(3)	(2)	344
Income taxes (benefit)	899	(65)	405	412	(12)	41	(1,127)	553
Depreciation	517	463	663	475	607	202	59	2,986
Non-controlling interest	0	0	0	0	166	0	0	166
Non-cash stock based compensation	0	0	0	0	0	0	3	3
Foreign currency (gains) losses	(22)	(5)	0	0	(74)	0	(67)	(168)
(Gain) loss on disposition of fixed assets	0	0	(5)	0	(16)	4	0	(17)
Gain on business combination	0	0	0	0	0	0	(2,074)	(2,074)
Adjusted EBITDA*	$ 4,624	$ 564	$ 1,723	$ 1,559	$ 1,141	$ 551	$ (3,061)	$ 7,101

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Century Casinos, Inc.

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category

For the six months ended June 30, 2012

Amounts in thousands

	Six Months Ended June 30, 2012
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total
Net earnings (loss)	$ 2,153	$ (84)	$ 776	$ 469	$ 219	$ (1,252)	$ 2,281
Interest income	(8)	0	0	0	0	(21)	(29)
Interest expense	541	0	0	0	0	2	543
Income taxes (benefit)	694	(31)	475	287	24	(960)	489
Depreciation	486	413	701	505	195	58	2,358
Non-cash stock based compensation	0	0	0	0	0	(2)	(2)
Foreign currency losses (gains)	(6)	(15)	0	0	3	1	(17)
(Gain) loss on disposition of fixed assets	0	0	6	0	16	0	22
Adjusted EBITDA**	$ 3,860	$ 283	$ 1,958	$ 1,261	$ 457	$ (2,174)	$ 5,645

*  The Company defines Adjusted EBITDA as net earnings (loss) before interest, income taxes (benefit), depreciation, amortization, pre-opening expenses, non-cash stock based compensation charges, asset impairment costs, (gains) losses on disposition of fixed assets, discontinued operations, realized foreign currency (gains) losses, gain on business combination and certain other one-time items. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings and Adjusted EBITDA reported for each property. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of its properties and the Company. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue, and the often high cost of acquiring existing operations. EBITDA (Earnings before interest, taxes, depreciation and amortization) is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) above.

**  The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary, Alberta, Canada. The Company also operates casinos aboard twelve luxury cruise vessels (Regatta, Nautica, Marina, Riviera, Mein Schiff 1, Mein Schiff 2, Wind Surf, Wind Star, Wind Spirit, Seven Seas Voyager, Seven Seas Mariner and Seven Seas Navigator). Through its Austrian subsidiary, Century Casinos Europe GmbH, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of nine casinos in Poland. The Company also manages the operations of the casino at the Radisson Aruba Resort, Casino & Spa in Aruba, Caribbean. Century Casinos, Inc. continues to pursue other international projects in various stages of development.

For more information about Century Casinos, visit our website at www.centurycasinos.com. Century Casinos’ common stock trades on The NASDAQ Capital Market® and the Vienna Stock Exchange under the symbol CNTY.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Security Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations (including results for Casinos Poland, Ltd.),  operating efficiencies, synergies and operational performance, economic improvements in 2013, debt repayment and plans for our casinos and our Company.  Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 30, 2012. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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